UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2011

Gran Tierra Energy Inc.
(Exact name of Registrant as specified in its charter)

Nevada	001-34018	98-0479924
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300, 625 - 11th Avenue S.W.
Calgary, Alberta, Canada T2R 0E1
(Address of principal executive offices)

 (403) 265-3221
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective December 9, 2011, Martin Eden, the Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy Inc., has been placed on a medical leave from his duties at Gran Tierra Energy while he recovers from emergency surgery.

On December 9, 2011, the Board of Directors of Gran Tierra Energy Inc. appointed James Rozon the acting Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy.

Mr. Rozon, age 47, has served as Gran Tierra Energy’s Corporate Controller from October 1, 2007 to present.  He has previous experience in accounting, finance and administration in the petroleum and technology industries in Canada. During his career, his responsibilities have included management of finance related activities of Canadian and American oil and gas exploration and production companies operating in Canada and the United States of America and a software development company operating in Canada, the United States of America, China and Sweden.  He was Corporate Controller of Sound Energy Trust, a publicly listed Canadian oil and gas trust from July 2006 to September 2007, at which time it was sold.  From October 2002 to June 2006, and previously from July 1995 to February 1998, he was the Corporate Controller of Zi Corporation, a Canadian software development company listed in both Canada and the United States of America.  From June 2000 to September 2002, he was the Corporate Controller for Energy Exploration Technologies, an American publicly listed oil and gas exploration company operating in Canada and the United States of America. From April 1998 to May 2000, he was the Manager, Financial Reporting of Summit Resources Limited, a publicly listed Canadian oil and gas exploration and development company with operations in Canada and the United States of America. Mr. Rozon worked in public practice for five years for Deloitte & Touche LLP including one year as an audit manager in the Oil and Gas group in the Calgary, Alberta office.  Mr. Rozon holds a Bachelor of Commerce degree from the University of Saskatchewan and is a member of the Institute of Chartered Accountants of Alberta and the Institute of Chartered Accountants of Saskatchewan.

Mr. Rozon currently receives an annual salary of CND$ $192,676, and is eligible to receive an annual bonus in an amount of up to 40% of his base salary, the exact amount to be determined by the Board of Directors of Gran Tierra Energy.    In addition, Gran Tierra Energy has a standard form of indemnification agreement with Mr. Rozon.  In Mr. Rozon’s new position, the Board of Directors increased his annual salary to CND$230,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gran Tierra Energy Inc.

By:	/s/ David Hardy
	Name:	David Hardy
	Title:	General Counsel, Vice President, Legal and Secretary

Dated: December 12, 2011